EXHIBIT 99

                  PRESS RELEASE OF CLOVER LEAF FINANCIAL CORP.

Contact:  Dennis M. Terry
          President & CEO
          618-656-6122



                       CLOVER LEAF FINANCIAL CORP. REPORTS
                             FIRST QUARTER EARNINGS


Edwardsville, Illinois - Clover Leaf Financial Corp. (OTC Bulletin Board: CLOV), the parent company of Clover Leaf Bank of Edwardsville, Illinois (the "Bank") today announced that net income for the three months ended March 31, 2003 was $108,000, or 6.1% lower than net income of $115,000 for the same period in 2002.

Clover Leaf Financial Corp. was organized in September 2001 at the direction of the Board of Directors of the Bank for the purpose of owning all of the Bank's outstanding capital stock following the completion of the Bank's mutual-to-stock conversion. Clover Leaf Financial sold 661,250 shares of its outstanding common stock at $10.00 per share in a public offering to eligible depositors, which was completed on December 27, 2001.

At March 31, 2003, total assets were $104.4 million, an increase of $8.9 million, or 9.3%, from $95.5 million at December 31, 2002. Loans receivable at March 31, 2003 were $71.2 million, an increase of $3.6 million, or 5.4%, from $67.5 at December 31, 2002. The real estate mortgage portfolio increased $3.8 million, or 11.0%, compared to the portfolio at 2002 year end. This increase is primarily due to the current attractive rate environment and increased demand for new loans and loan refinancing. The commercial real estate portfolio increased $2.1 million, or 9.2% compared to the 2002 year end. This increase was due to an increased focus by the Bank on commercial lending. These increases were offset slightly by a $2.0 million, or 42.5% decline in consumer installment loans. Securities, including Federal Home Loan Bank stock, increased $3.2 million, or 18.8%, to $20.0 million at March 31, 2003 from $16.9 million at December 31, 2002. Cash and cash equivalents increased $1.6 million, or 19.8%, to $9.7 million at March 31, 2003 from $8.1 million at December 31, 2002. Bank premises and equipment increased $478,000, or 25.1% to $2.4 million at March 31, 2003. The increase resulted from a purchase of land that the Bank completed in January of 2003. The land is being held for the purpose of building an additional branch office.

Deposits as of March 31, 2003 were $80.5 million, an increase of $8.0 million, or 11.0%, from December 31, 2002. The increase in deposits was primarily in the interest-bearing categories, with time deposits showing the greatest increase. Short-term time deposits have continued to be a popular product due to the volatile stock market and lack of high yielding investment options for consumers.

Federal Home Loan Bank advances as of March 31, 2003 remained at $9.0 million, showing no change from December 31, 2002. Increased deposit volume has allowed the Bank to fund loan growth and security purchases without borrowing additional funds.

Total stockholders' equity as of March 31, 2003 was $12.6 million, a decrease of $116,000 or 0.9% from $12.7 million at December 31, 2002. The decrease in equity from December 31, 2002 to March 31, 2003 was primarily the result of the purchase of 14,800 shares of treasury stock totaling $243,000 by Clover Leaf Financial during the first quarter of 2003. This decrease in equity was partially offset by the recording of $108,000 in net income. At March 31, 2003 there were 646,450 shares of common stock outstanding, at a book value of $19.49 per share.

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Income Information

Net income for the three months ended March 31, 2003 was $108,000, or 6.1% lower than net income of $115,000 for the three months ended March 31, 2002.

Interest income for the three months ended March 31, 2003 declined $48,000, or 3.6% to $1.3 million. The decrease was primarily due to lower average yields on loans and securities, partially offset by higher average balances in loans and interest bearing deposits in other financial institutions. Average interest-earning assets for the three months ended March 31, 2003 were $93.9 million, an increase of $10.9 million, or 13.1%, over average interest-earning assets for the three months ended March 31, 2002 of $83.0 million. Average loan balances increased $7.0 million. Interest bearing deposits in other financial institutions increased $3.8 million. The average loan yield declined 79 basis points to 6.18% at March 31, 2003 from 6.97% for the same period in the prior year. The Bank's loan rate was negatively impacted by the high volume of mortgage loan refinancing activity as well as the decline in the prime rate, which impacted those commercial loans that re-price with the prime rate. The average security yield declined 154 basis points to 3.78% at March 31, 2003 from 5.32% for the same period in the prior year. The security yield was negatively impacted by the re-pricing of floating rate instruments. Also contributing to the decline in security yield was the high volume of early pay-downs in the mortgage backed security portfolio, which were then replaced with lower yielding securities.

Interest expense for the most recent three-month period fell by $78,000 to $595,000, a decrease of 11.6% compared to the same period last year. The decrease was primarily due to lower rates paid on interest-bearing deposits and borrowings. The average rate paid on interest-bearing liabilities for the three months ended March 31, 2003 declined by 91 basis points to 3.07% from 3.98% for the same period last year. The average interest rate paid on certificates of deposit fell by 115 basis points to 3.63% for the three months ended March 31, 2003, from 4.78% for the prior-year period.

Net interest income after provision for loan losses for the three months ended March 31, 2003 was $678,000, compared to $650,000 for the three months ended March 31, 2002, an increase of $28,000, or 4.3%. The increase in net interest income resulted primarily from a decrease in the rate paid on interest bearing liabilities to 3.07% from 3.98% for the same period last year.

Non-interest income for the three months ended March 31, 2003 was $111,000 compared to $60,000 for the three months ended March 31, 2002, an increase of $51,000, or 85.0%. This increase was primarily attributable to the gain on sale of loans of $68,000 for the current year period, compared to the gain on sale of loans of $18,000 for the same period last year. The Bank periodically sells residential mortgage loans on the secondary market, while retaining servicing rights for the sold loans.

Non-interest expense for the three months ended March 31, 2003 increased by $74,000, or 13.6% more than the expense of $545,000 for the three months ended March 31, 2002. The increase was primarily attributable to increases in compensation and employee benefits of $60,000, or 22.3%, and increases in legal and collection expenses of $11,000, or 122.2%. Compensation increased as a result of staff additions and annual merit and bonus increases. The increase in legal and collection expense is primarily due to the expenses associated with a lawsuit brought against the Bank by the Bank's former President, as disclosed in the Company's Quarterly Report 10-QSB for the quarter ended September 30, 2002.

Provision for loan losses for the three months ended March 31, 2003 was $23,000, compared to $21,000 for the three months ended March 31, 2002, an increase of $2,000, or 9.5%. Despite significant loan growth, improvement in the Bank's asset quality has allowed the Bank to record only a modest increase to the monthly provision expense in order to maintain an adequate loan loss reserve in relation to the total non-performing loans and total outstanding gross loan receivables. Management periodically reevaluates the allowance for loan losses to ensure the provision is maintained at a level that represents management's best estimate of probable loan losses in the loan portfolio.

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Other financial information is included in the tables that follow.




Note:

This news release contains forward-looking statements that are subject to numerous assumptions, risk and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) developments in general economic conditions, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (2) changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans and deposits; (3) a failure of the capital markets to function consistently within customary levels; (4) a delay in or an inability to execute strategic initiatives designed to grow revenues and/or manage expenses; (5) legislative developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the industry; (6) changes in the competitive environment for financial services organizations and our ability to adapt to such changes.


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CLOVER LEAF FINANCIAL CORP.
CONSOLIDATED CONDENSED BALANCE SHEET (unaudited)
(in thousands)

                                                                         March             December
                                                                          2003               2002
                                                                    ------------------------------------
Assets
Cash and due from other financial institutions                               $ 3,065            $ 2,429
Interest-bearing deposits in other financial institutions                      6,659              5,688
                                                                    ------------------------------------
   Total cash and cash equivalents                                             9,724              8,117

Securities available-for-sale                                                 16,572             13,448
Federal Home Loan Bank (FHLB) stock                                            3,461              3,409
Loans, net of allowance for loan losses of
    $717 in 2003 and $690 at December 31, 2002                                71,173             67,544
Bank premises and equipment, net                                               2,384              1,906
Accrued interest receivable                                                      468                541
Other assets                                                                     571                551
                                                                    ------------------------------------
        Total assets                                                       $ 104,353           $ 95,516
                                                                    ====================================


Liabilities and  Stockholders' Equity

Liabilities
Deposits:
   Noninterest bearing                                                       $ 8,078            $ 7,153
   Interest bearing                                                           72,406             65,334
                                                                    ------------------------------------
     Total deposits                                                           80,484             72,487
Federal Home Loan Bank advances                                                9,000              9,000
Other borrowings                                                               1,151                284
Accrued interest payable                                                         211                218
Other liabilities                                                                905                809
                                                                    ------------------------------------
       Total liabilities                                                      91,751             82,798
                                                                    ------------------------------------

       Total stockholders' equity                                             12,602             12,718
                                                                    ------------------------------------

      Total liabilities and stockholders' equity                           $ 104,353           $ 95,516
                                                                    ====================================

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CLOVER LEAF FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(dollars in thousands, except per share data)

                                                                              For Three Months Ended
                                                                             March              March
                                                                           -----------------------------
                                                                             2003                2002
                                                                           -----------------------------
Interest Income and dividend income:

Loans, including fees                                                       $ 1,108             $ 1,093
Securities                                                                      127                 184
Federal Home Loan Bank dividends                                                 43                  56
Interest-bearing deposits in other financial institutions                        18                  11
                                                                           -----------------------------
     Total interest income                                                    1,296               1,344

Interest expense:

Deposits                                                                        528                 651
Federal Home Loan Bank advances                                                  64                  21
Other borrowings                                                                  3                   1
      Total interest expense                                                     595                 673
                                                                           -----------------------------
     Net interest income before provision for loan losses                       701                 671

Provision for loan losses                                                        23                  21
                                                                           -----------------------------
     Net interest income after provision for loan losses                        678                 650

Other income:

Service charges on deposit accounts                                              20                  18
Other service charges and fees                                                   14                  15
Loan servicing fees                                                               8                   3
Gain on sale of loans                                                            68                  18
Gain on sale of investments                                                       -                   4
Other                                                                             1                   2
                                                                           -----------------------------
                                                                                111                  60
Other expense:

Salaries and employee benefits                                                  329                 269
Occupancy and equipment, net                                                     64                  66
Data processing                                                                  60                  57
Advertising and marketing                                                         9                  15
Directors' fees                                                                  30                  24
Audit and accounting fees                                                        18                  18
Legal and collection expense                                                     20                   9
Other                                                                            89                  87
                                                                           -----------------------------
                                                                                619                 545

     Net income before income taxes                                             170                 165
Income taxes                                                                     62                  50
                                                                           -----------------------------
     Net income                                                               $ 108               $ 115
                                                                           =============================

Earnings Per Share                                                             0.17                0.18

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CLOVER LEAF FINANCIAL CORP.
FINANCIAL HIGHLIGHTS (unaudited)
(dollars in thousands, except per share data)


                                                        At             At
                                                     March 31      December 31
Selected Financial Highlights                          2003           2002
-----------------------------                      -----------     ----------
   Total assets                                     $ 104,353       $ 95,516
   Interest earning assets                             97,865         90,089
   Loan receivable, net                                71,173         67,544
   Securities                                          20,033         16,857
   Deposits                                            80,484         72,487
   Non-performing loans                                 1,598          1,724
   Allowance for loan losses                              717            690
   Stockholders equity                                 12,602         12,718
   Book value per share                                 19.49          19.23
   Shares outstanding - actual number                 646,450        661,250


                                                                     March 31         December 31
Asset Quality Ratios                                                   2003              2002
--------------------                                                ----------        ----------
  Non-performing loans to total loans                                  2.22%             2.53%
  Non-performing loans to total assets                                 1.53%             1.80%
  Allowance for loan losses to total non-performing loans             44.87%            40.02%
  Allowance for loan losses to gross loans receivable                  1.00%             1.01%



                                                        For Three Months Ended
                                                        March 31      March 31
Selected Operating Ratios                                 2003          2002
-------------------------                               ---------     --------
   Return on average assets                               0.44%         0.53%
   Return on average equity                               3.48%         3.74%
   Net interest margin                                    3.03%         3.09%
   Non-interest expense to average assets                 2.53%         2.51%